Exhibit 99.1

Myomo Reports Third Quarter 2019 Results

Growth Metrics Accelerating; Timing of Insurance Payments Affecting Short-term Revenue Growth

CAMBRIDGE, Mass., November 12, 2019 – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper limb paralysis, today announced its financial results for the third quarter ended September 30, 2019.

Recent Highlights and Accomplishments:

•

Revenue for the third quarter of 2019 of approximately $607,000 was roughly equal to the comparable period of 2018. Year-to-date revenue of approximately $2,317,000 increased by 49% over the comparable period of 2018. Third quarter revenue was affected by the timing of insurance payments for the Company’s increasing mix of direct billing patients in backlog, which caused a short-term lag in revenue recognition.

•

Gross margin in the third quarter of 2019 was 68%, roughly equal to the comparable period a year ago. Third quarter gross margin was affected by a greater number of units shipped during the quarter with cost of revenue recorded, but no revenue, since the criteria for revenue recognition had not been met. Gross margin was 73% and 68% for the nine months ended September 30, 2019 and 2018, respectively.

•

The Company’s reimbursement pipeline contained 528 MyoPro units as of September 30, 2019, up 17% from 453 units at the end of the second quarter of 2019, as the Company expanded its direct-to-patient marketing efforts. The net increase in the reimbursement pipeline was driven by a record 192 additions in the third quarter

•

Direct billing units now account for 225 units, or 43%, of the growing MyoPro pipeline, versus 32 units, or 15%, in the third quarter of 2018. The majority of the units added to the pipeline in the third quarter are direct billing candidates, which typically have higher revenue and gross margin per unit, but a longer time to receive revenue than devices sold via the O&P channel, historically the Company’s largest channel.

•

In addition to receiving the first orders from the expansion of Myomo’s international distribution network, the Company launched an International Technology Licensing program and is in discussions with a number of potential partners in several Asian countries.

•

In October, the Company closed on a $3 million term loan. Funds from this non-dilutive financing will be used to help bring near term growth catalysts to fruition, including funding continued growth in the pipeline of qualified MyoPro candidates and the introduction of the new pediatric MyoPro.

“In the third quarter, Myomo’s growth metrics accelerated,” said Paul R. Gudonis, Chairman and CEO of Myomo. “During the quarter, we increased our overall reimbursement pipeline by 17%, driven by a record number of pipeline additions and we also generated a record number of insurance authorizations in the quarter, which helped drive a 22% increase in our backlog.”

Backlog, which represents insurance authorizations received, but not converted to revenue, increased to 61 units at the end of the third quarter, compared to 50 units at the end of the second quarter. Growth in backlog was driven by growth in insurance authorizations received during the quarter as well as timing differences in receiving payments from insurance companies, which resulted in a number of units in backlog from last quarter remaining in backlog at the end of the third quarter.

“The timing in receiving payments from insurance companies directly affected revenue in the third quarter,” continued Mr. Gudonis. “We’ve already undertaken a number of actions to accelerate the cycle time from lead generation to delivery and payment, and we remain confident that our growing authorization backlog will convert into revenue in the coming months. The debt financing that we recently closed will support us as we work to reach the milestones that we project achieving over the next 3-6 months. We expect to end 2019 with a strong outlook for 2020 as we continue to expand market penetration, awareness, the size of our pipeline and the offerings of our life-changing wearable robotic products.”

Financial Results

	For the Three Months Ended September 30,		Period-to-Period Change		For the Nine Months Ended September 30,		Period-to-Period Change
	2019	2018	$	%	2019	2018	$	%
Revenue	$606,619	$608,981	$(2,362)	—%	$2,317,034	$1,554,529	$762,505	49%
Cost of revenue	194,375	193,577	798	—%	621,237	502,103	119,134	24%
Gross margin	$412,244	$415,404	$(3,160)	-1%	$1,695,797	$1,052,426	$643,371	61%

Gross margin%	68%	68%		—%	73%	68%		5%

Total revenue in the third quarter of 2019 was approximately $607,000, roughly equal to the comparable period of 2018. Total revenue for the nine months ended September 30, 2019 was approximately $2,317,000, an increase of 49%, versus the comparable period of 2018. Revenue for the three months ended September 30, 2019 was achieved with a higher average selling price, which offset a lower number of revenue units. Gross margin was 68% for both the third quarter ended September 30, 2019 and 2018. Gross margin in the third quarter was affected by cost of revenues recorded on an increased number of MyoPro units shipped for which no revenue was recognized, as the conditions required to recognize revenue were not met, partially offset by revenue recorded at 100% margin as cost of revenue was recorded in a prior period. Gross margin was 73% and 68% for the nine months ended September 30, 2019 and 2018, respectively.

Operating expenses were approximately $3,237,000, an increase of $113,000, or 4%, during the three months ended September 30, 2019, versus the comparable period of 2018. Operating expenses were approximately $9,910,000, an increase of $1,064,000, or 12%, during the nine months ended September 30, 2019. The increases in operating expenses primarily reflect higher compensation costs associated with the addition of personnel, marketing and product development efforts, and increased spending to secure reimbursement.

The Company’s net loss for the quarter ended September 30, 2019 was approximately $2,788,000, or ($0.16) per share, compared with a net loss of approximately $2,650,000, or ($0.21) per share, for the corresponding period of 2018. Net loss for the nine months ended September 30, 2019 was approximately $7,952,000, or ($0.48) per share, compared with a net loss of approximately $7,625,000 or ($0.62) per share, for the corresponding period of 2018.

Adjusted EBITDA1 for the third quarter ended September 30, 2019 was a loss of approximately $2,652,000, compared with a loss of approximately $2,538,000 for the corresponding period in 2018. Adjusted EBITDA for the nine months ended September 30, 2019 was a loss of approximately $7,403,000, compared with a loss of approximately $7,102,000 for the corresponding period of 2018. A reconciliation of GAAP net loss to this non-GAAP financial measure has been provided in the financial statement tables included in this press release. An explanation of this measure is also included below under the heading “Non-GAAP Financial Measures”.

Guidance

“We’ve nearly achieved our full year 2018 revenue during the first nine months of 2019,” added Mr. Gudonis. “Based on our visibility into fourth quarter orders and revenue, we expect our revenue to resume its growth trajectory in the fourth quarter, resulting in significant revenue growth for all of 2019 compared to 2018.”

Liquidity

Cash on hand at September 30, 2019 was approximately $4,328,000. Pro forma for the term loan that closed in October, the Company’s cash balance at September 30, 2019 was approximately $7.1 million. Cash burn continued to decline and slowed to $2.3 million in the third quarter, compared to $2.6 million in the second quarter of 2019.

Conference Call and Webcast Information

Myomo will hold a conference call today, November 12, 2019 at 4:30 p.m. ET. To access the conference call, please dial 1-844-707-6932 from the U.S. or 1-412-317-9250 internationally. The webcast can also be accessed through Myomo’s Investor Relations page at http://ir.myomo.com/. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

A replay of the conference call will be available approximately one hour after completion of the live conference call at the Investor Relations page at http://ir.myomo.com/. A dial-in replay of the call will be available until November 26, 2019; please dial 1-877-344-7529 from the U.S. or 1-412-317-0088 internationally and provide the passcode #10136458.

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Cambridge, Massachusetts, with sales and clinical professionals across the U.S. For more information, please visit www.myomo.com.

[1]	Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation and the impact of the fair value revaluation of our derivative liabilities.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including the receipt of revenues from units being processed for insurance reimbursement, the scale-up and expansion of commercial operations, our expectations for revenues and our results of operations, and the potential benefits to users of our products, our financial position and cash runway, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

•	our sales and commercialization efforts;

•	our ability to achieve reimbursement from third-party payers for our products;

•	our dependence upon external sources for the financing of our operations;

•	our ability to effectively execute our business plan; and

•	our expectations as to our clinical research program and clinical results.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Non-GAAP Financial Measures

Myomo has provided in this release of financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Myomo believes that the use of this non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Myomo’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA is EBITDA adjusted for stock-based compensation and the impact of the fair value revaluation of our derivative liabilities. Non-GAAP financial measures that Myomo uses may differ from measures that other companies may use. This non-GAAP financial measure disclosed by Myomo is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Contacts:

For Myomo:

ir@myomo.com

Investor Relations:

Adam S. Holdsworth/Stephanie Prince

PCG Advisory, Inc.

646-862-4607

adamh@pcgadvisory.com

Public Relations:

Sarah Karr

Matter Communications

978-518-4817

myomo@matternow.com

MYOMO, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30		Nine months ended September 30
	2019	2018	2019	2018
Revenue	$606,619	$608,981	$2,317,034	$1,554,529
Cost of revenue	194,375	193,577	621,237	502,103

Gross margin	412,244	415,404	1,695,797	1,052,426

Operating expenses:
Research and development	544,679	449,673	1,615,831	1,309,014
Selling, general and administrative	2,692,613	2,674,160	8,294,153	7,536,802

Total operating expenses	3,237,292	3,123,833	9,909,984	8,845,816

Loss from operations	(2,825,048)	(2,708,429)	(8,214,187)	(7,793,390)

Other expense (income)
Change in fair value of derivative liabilities	(14,536)	(13,310)	(155,955)	(31,278)
Interest (income) and other expense, net	(22,394)	(45,297)	(106,727)	(137,327)

Total other expense (income)	(36,930)	(58,607)	(262,682)	(168,605)

Net loss	$(2,788,118)	$(2,649,822)	$(7,951,505)	$(7,624,785)

Weighted average number of common shares outstanding:
Basic and diluted	17,158,731	12,415,494	16,412,754	12,244,075

Net loss per share:
Basic and diluted	$(0.16)	$(0.21)	$(0.48)	$(0.62)

MYOMO, INC.

CONDENSED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,328,355	$6,540,794
Accounts receivable, net	134,006	382,258
Inventories, net	454,379	256,149
Prepaid expenses and other	786,732	695,276

Total Current Assets	5,703,472	7,874,477
Restricted cash	75,000	75,000
Deferred offering costs	133,976	144,582
Equipment, net	170,330	187,513

Total Assets	$6,082,778	$8,281,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued expenses	$1,552,307	$1,743,427
Derivative liabilities	43,942	3,661
Deferred revenue	2,942	1,990
Customer advance payments	63,567	106,609

Total Current Liabilities	1,662,758	1,855,687

Non-current liabilities	1,495	—
Total Liabilities	1,664,253	1,855,687

Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock	1,716	1,245
Additional paid-in capital	57,787,751	51,720,630
Accumulated deficit	(53,364,478)	(45,289,526)
Treasury stock, at cost	(6,464)	(6,464)

Total Stockholders’ Equity	4,418,525	6,425,885

Total Liabilities and Stockholders’ Equity	$6,082,778	$8,281,572

MYOMO, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

For the Nine Months Ended September 30,	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,951,505)	$(7,624,785)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	70,678	48,833
Stock-based compensation	740,304	642,961
Excess and obsolete inventory reserve	—	26,645
Change in fair value of derivative liabilities	(155,955)	(31,278)
Loss on disposal of asset	2,481	—
Other non-cash charges	14,634	(16,275)
Changes in operating assets and liabilities:
Accounts receivable	248,252	(39,510)
Inventories	(302,608)	(151,332)
Prepaid expenses and other	(130,268)	(332,591)
Other assets	(2,000)	—
Accounts payable and other accrued expenses	(191,120)	413,317
Deferred revenue	2,447	(29,284)
Customer advance payments	(43,042)	—

NET CASH USED IN OPERATING ACTIVITIES	(7,697,702)	(7,093,299)

NET CASH USED IN INVESTING ACTIVITIES	(38,261)	(117,370)

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,523,524	3,367,708

Net decrease in cash, cash equivalents and restricted cash	(2,212,439)	(3,842,961)
Cash, cash equivalents and restricted cash, beginning of period	6,615,794	13,011,373

Cash, cash equivalents and restricted cash, end of period	$4,403,355	$9,168,412

MYOMO, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
GAAP net loss	$(2,788,118)	$(2,649,822)	$(7,951,505)	$(7,624,785)
Adjustments to reconcile to Adjusted EBITDA:
Interest (income) expense	(22,394)	(45,297)	(106,727)	(137,327)
Depreciation expense	25,602	19,932	70,678	48,833
Stock-based compensation	146,951	150,881	740,304	642,961
Change in fair value of derivative liabilities	(14,536)	(13,310)	(155,955)	(31,278)

Adjusted EBITDA	$(2,652,495)	$(2,537,616)	$(7,403,205)	$(7,101,596)